Exhibit 99.1

NEWS RELEASE

Summit Hotel Properties Completes Acquisition of NewcrestImage Portfolio

Austin, Texas, January 13, 2022 - - - Summit Hotel Properties, Inc. (NYSE: INN) (the “Company” or “Summit”) today announced that it has completed an initial closing of the previously announced portfolio acquisition through its existing joint venture with GIC from affiliates of NewcrestImage. The initial closing included 26 of the 27 hotels totaling 3,533 guestrooms, two parking structures, and various financial incentives. The remaining hotel to be acquired is the currently under construction 176-guestroom Canopy by Hilton New Orleans which is nearing completion, and the joint venture expects to close on the acquisition of the hotel during the first quarter 2022 (collectively with the initial closing referred to as the “Transaction”).

The total consideration for the Transaction is comprised of $776.5 million, or $209,000 per key, for the 27-hotel portfolio, $24.8 million for the two parking structures, and $20.7 million for the various financial incentives. The Transaction is expected to be immediately accretive to adjusted FFO per share, generate a stabilized net operating income yield of 8.0% to 8.5% including future capital investment and excluding any ancillary joint venture fees earned by Summit, and be leverage neutral to the Company’s balance sheet while preserving existing liquidity of nearly $450 million.

Capital Structure and Financing

Upon closing of the Transaction, the Company will fund its 51% equity contribution with a combination of common operating partnership units and preferred operating partnership units. The Company will issue 15.865 million common operating partnership units valued at $160 million to seller affiliates, based on the 10-day trailing VWAP of $10.0853 per unit as of November 2, 2021. The Company will also issue $50 million worth of newly designated 5.25% Series Z Preferred Units. The preferred operating partnership units will be entitled to distributions at a rate of 5.25% per annum, may be redeemed by the holder on the 10th or 11th anniversary of the issuance date and may be called by the Company at any time after the 5th anniversary of the issuance date. GIC’s 49% equity contribution will be in the form of cash.

The Company has secured a $410 million financing commitment from Bank of America and Wells Fargo Bank which will be the primary debt financing for the Transaction. The term loan has a four-year initial term with a one-year extension option, subject to certain conditions. The loan is interest-only and provides for a floating interest rate equal to SOFR + 2.86%.

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Portfolio Asset Listing

PROPERTY NAME	MSA	STATE	KEYS / SPACES	YEAR BUILT
AC Hotel by Marriott Houston Downtown	Houston	TX	195	2019
AC Hotel by Marriott Oklahoma City Bricktown	Oklahoma City	OK	142	2017
AC Hotel by Marriott Dallas Downtown	Dallas	TX	128	2017
Residence Inn by Marriott Dallas Downtown	Dallas	TX	121	2017
AC Hotel by Marriott Frisco Station	Dallas	TX	150	2019
Residence Inn by Marriott Frisco Station	Dallas	TX	150	2019
Canopy by Hilton Frisco Station	Dallas	TX	150	2020
Canopy by Hilton New Orleans (1)	New Orleans	LA	176	2021
Courtyard by Marriott Amarillo Downtown	Amarillo	TX	107	2010
Courtyard by Marriott Grapevine	Dallas	TX	181	2013
TownePlace Suites by Marriott Grapevine	Dallas	TX	120	2013
Embassy Suites by Hilton Amarillo Downtown	Amarillo	TX	226	2017
Hampton Inn & Suites by Hilton Dallas Downtown	Dallas	TX	176	2016
Hilton Garden Inn by Hilton College Station	Bryan-College Stn	TX	119	2013
Hilton Garden Inn by Hilton Longview	Longview	TX	122	2015
Hilton Garden Inn by Hilton Grapevine	Dallas	TX	152	2021
Holiday Inn Express & Suites Grapevine	Dallas	TX	95	2000
Holiday Inn Express & Suites Oklahoma City Bricktown	Oklahoma City	OK	124	2015
Homewood Suites by Hilton Midland	Midland-Odessa	TX	118	2014
Hyatt Place Dallas Grapevine	Dallas	TX	125	2000
Hyatt Place Dallas Plano	Dallas	TX	127	1998
Hyatt Place Lubbock	Lubbock	TX	125	2016
Hyatt Place Oklahoma City Bricktown	Oklahoma City	OK	134	2018
Residence Inn by Marriott Tyler	Tyler	TX	119	2014
SpringHill Suites by Marriott Dallas Downtown	Dallas	TX	148	1997
SpringHill Suites by Marriott New Orleans	New Orleans	LA	74	2018
TownePlace Suites by Marriott New Orleans	New Orleans	LA	105	2018
Total Hotel Portfolio			3,709

Dallas Parking Structure	Dallas	TX	335	2019
Frisco Parking Structure	Dallas	TX	667	2019
Total Parking			1,002

Total NCI Portfolio			3,709 / 1,002
(1) Canopy by Hilton New Orleans is still under construction and expected to open and acquired in Q1 2022.

TRANSACTION VALUE COMPONENTS ($000s)		VALUE	PER KEY
Hotel Portfolio	27 Hotels / 3,709 Guestrooms	$776,500	$209
Parking Structures	2 Structures / 1,002 Parking Spaces	24,800	-
Subtotal		$801,300
Financial Incentives (1)		20,700	-
Total		$822,000
(1) The value of the financial incentives reflects the net present value of the future expected cash flows.

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Board Composition

Effective January 13, 2022, Mehul Patel, Managing Partner and Chief Executive Officer of NewcrestImage, was appointed as a director to the Company’s Board of Directors.

Advisors

BofA Securities, Inc. is acting as financial advisor and Hunton Andrews Kurth is acting as legal counsel to the Company on the Transaction. Goodwin Procter, Munsch Hardt Kopf & Harr, Haynes and Boone, and Colven & Tran are acting as legal counselors to NewcrestImage.

About Summit Hotel Properties

Summit Hotel Properties, Inc. is a publicly traded real estate investment trust focused on owning premium-branded hotels with efficient operating models primarily in the Upscale segment of the lodging industry. As of January 13, 2022, the Company’s portfolio consisted of 100 hotels, 61 of which are wholly owned, with a total of 15,051 guestrooms located in 24 states. Upon closing of the Canopy by Hilton New Orleans, the Company’s portfolio will consist of 101 hotels, 61 of which are wholly owned, with a total of 15,227 guestrooms located in 24 states.

About NewcrestImage

NewcrestImage has become one of the leading hotel companies in America having transacted over 184 hotels throughout its history. It is known and respected for its unique properties and for repeatedly developing bold award-winning projects that have transformed the hospitality industry. Many of the notable properties include dual-brand hotels, the adaptive re-use of historic buildings, and “lifestyle hotel campus,” which creates vibrant mixed-use neighborhoods.

Contact:

Adam Wudel

SVP – Finance & Capital Markets

Summit Hotel Properties, Inc.

(512) 538-2325

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Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “plan,” “likely,” “would” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information. Examples of forward-looking statements include the following: the Company’s ability to realize financial and operational synergies; projections of revenues and expenses or other financial items; descriptions of the Company’s plans or objectives for future operations; forecasts of EBITDAre; and descriptions of assumptions underlying or relating to any of the foregoing expectations regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy, supply and demand in the hotel industry, and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission (“SEC”). Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

For information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC, and its quarterly and other periodic filings with the SEC. The Company undertakes no duty to update the statements in this release to conform the statements to actual results or changes in the Company’s expectations.

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